                                                                     EXHIBIT 8.1


                            DAY, BERRY & HOWARD LLP
                                   Letterhead

                                                                February 7, 2001


Barnstable Holding Co., Inc.
47 Old Yarmouth Road
Hyannis, MA 02601

     Re:  Proxy Statement of Barnstable Co., Inc. -
          Prospectus of Connecticut Water Service, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Connecticut Water Service, Inc. ("CWS") in connection with the Registration Statement on Form S-4 of CWS to which this opinion appears as an exhibit (the "Registration Statement"), which includes the Proxy Statement of Barnstable Holding Co., Inc. ("Barnstable") and Prospectus of CWS (the "Proxy Statement/Prospectus").

     We hereby confirm that, in our opinion, the description of the material United States federal income tax consequences of the merger of Barnstable with and into CWS Barnstable Acquisition Corp. contained in the Proxy Statement/Prospectus under the heading "Certain Federal Income Tax Consequences" is accurate in all material respects, assuming the due receipt and accuracy of representations as described under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus.

     This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the use of our name in the section entitled "Certain Federal Income Tax Consequences" of the Proxy Statement/Prospectus. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,


                                   /s/ Day, Berry & Howard LLP

                                   Day, Berry & Howard LLP